EXHIBIT 21.1

The following is a list of our significant subsidiaries:


                                                         Country of
              Company                                   Incorporation
              -------                                   -------------

              Orthofix Inc.                               United States
              Breg, Inc.                                  United States
              Orthofix Holdings, Inc.                     United States
              Orthofix US LLC                             United States
              Orthofix S.r.l.                             Italy
              Novamedix Services Limited                  U.K.
              Orthosonics Limited                         U.K.
              Intavent Orthofix Limited                   U.K.
              Orthofix Limited                            U.K.
              Orthofix UK Limited                         U.K.
              Colgate Medical Limited                     U.K.
              Novamedix Distribution Limited              Cyprus
              Inter Medical Supplies Limited              Cyprus
              Inter Medical Supplies Limited              Seychelles
              Orthofix AG                                 Switzerland
              Orthofix GmbH                               Germany
              Orthofix International B.V.                 Holland
              Orthofix II B.V.                            Holland
              Orthofix do Brasil                          Brazil
              Orthofix S.A.                               France
              Promeca S.A. de C.V.                        Mexico